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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MOSYS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3301 Olcott Street
Santa Clara, CA 95054

Dear Stockholder:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of MoSys, Inc. (the "Company") to be held June 4, 2013, at 9:30 a.m., at our corporate headquarters located at 3301 Olcott Street, Santa Clara, California 95054.

        The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2013 Annual Meeting of Stockholders and Proxy Statement.

        It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card to ensure your proper representation. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ LEONARD PERHAM Leonard Perham Chief Executive Officer and President

First mailed to stockholders
on or about April 22, 2013

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

 MOSYS, INC.
NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of MoSys, Inc.:

        NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of MoSys, Inc., a Delaware corporation (the "Company"), will be held June 4, 2013, at 9:30 a.m., at the Company's corporate headquarters located at 3301 Olcott Street, Santa Clara, California 95054, for the following purposes:

          1.     To elect five members of our board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The nominees are Leonard Perham, Tommy Eng, Chi-Ping Hsu, Stephen L. Domenik and Victor K. Lee;

          2.     To ratify the Audit Committee's appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

          3.     To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 8, 2013, are entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. A list of such stockholders will be available for inspection at our principal office.

        You are cordially invited to attend the Annual Meeting. However, to ensure that you are represented at the Annual Meeting, please vote your shares by submitting instructions for proxy voting via the Internet, by phone, or by signing, dating and returning the proxy card in accordance with the instructions set forth on the enclosed proxy card at your earliest convenience. If you wish to submit your proxy by mail, a return addressed envelope is enclosed for your convenience. If you attend the Annual Meeting, you may vote in person even though you have submitted your proxy previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ LEONARD PERHAM Leonard Perham Chief Executive Officer and President

Santa Clara, California
April 12, 2013

MOSYS, INC.
3301 Olcott Street
Santa Clara, California 95054

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the board of directors of MoSys, Inc., a Delaware corporation (the "Company"), of proxies, in the accompanying form, to be used at the 2013 Annual Meeting of Stockholders (the "Annual Meeting") to be held at our corporate headquarters located at 3301 Olcott Street, Santa Clara, California 95054 on June 4, 2013, at 9:30 a.m., and any adjournments of the Annual Meeting. Unless the context otherwise requires, the "Company," "MoSys," "we," "us" and similar terms refer to MoSys, Inc.

        If you need directions to the location of the Annual Meeting in order to attend and vote in person, please contact us at (408) 418-7500.

        This Proxy Statement and the accompanying proxy card are being mailed on or about April 22, 2013 to all stockholders entitled to notice of and to vote at the Annual Meeting.

SOLICITATION AND VOTING PROCEDURES

        Shares represented by valid proxies in the accompanying form received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting will be voted at the Annual Meeting, as discussed below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Holders of our common stock are entitled to one vote per share on all matters. To vote in person, a stockholder must attend the Annual Meeting, and then complete and submit the ballot provided at the meeting. To vote by proxy, a stockholder must mark, sign and date the enclosed proxy card and mail it to our transfer agent or submit voting instructions electronically by using the telephone or Internet following the instructions provided on the proxy card. An automated system administered by our transfer agent tabulates stockholder votes submitted by proxy, and an officer of ours will tabulate votes cast in person at the Annual Meeting.

        Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting on a proposal, including brokers holding customers' shares of record, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

        The voting requirements for the proposals that we will consider at the Annual Meeting are:

  •
  Proposal 1—Election of Directors.  Directors are elected by a plurality, and the five directors who receive the most votes will be elected to our board of directors. Shares represented by properly completed and timely submitted proxies will be voted "FOR" the election of the nominees listed in the Notice of the Annual Meeting, unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the board of directors may designate.

  •
  Proposal 2—Ratification of Appointment of Burr Pilger Mayer, Inc. as Independent Registered Public Accounting Firm. An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is necessary for approval of this proposal.

        Abstentions and Broker Non-Votes.    Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. Under the Delaware General Corporation Law, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name") but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under listing rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. At the Annual Meeting, Proposal No. 1 (the uncontested election of nominees for the board of directors) is a non-routine matter under these rules. Brokers that do not receive instructions from the beneficial owners of the shares are entitled to vote only on Proposal No. 2 (the ratification of appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the 2013 audit).

        Broker non-votes are considered present but not entitled to vote. They will not affect the outcome of the vote on any of the proposals at the Annual Meeting because broker non-votes are excluded from the tabulation of votes cast on each proposal. Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. An abstention will have no effect on the election of directors under Proposal No. 1. However, an abstention will have the same effect as a vote "against" the ratification of the appointment by the Audit Committee of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the 2013 audit under Proposal No. 2 because a vote in favor of this proposal from a majority of the shares present in person or by proxy and entitled to vote is needed for its approval.

        Special Note Regarding Shares Held in Broker Accounts.    If you hold your shares through a broker, bank or other nominee, it is critical that you submit a proxy if you want your shares to be counted in the election of directors. In the past, if you held your shares through a broker, bank or other nominee and you did not submit a proxy or otherwise indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Under applicable rules approved by the SEC, your bank, broker or other nominee cannot vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares through a bank, broker or other nominee and you do not submit a proxy or otherwise instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf on Proposal No. 1. If you submit a signed proxy, but do not provide voting instructions, your bank, broker or other nominee will, as in prior years, have discretion to vote uninstructed shares on the ratification of our independent registered public accounting firm (Proposal No. 2) and your shares may still be counted for purposes of determining if a quorum is present.

        All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy is properly executed or electronically submitted and is received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Our chief executive officer, Leonard Perham, and our chief financial officer, James Sullivan, have been designated as proxy holders for the Annual Meeting. If no choice has been specified, a timely returned and properly executed or electronically submitted proxy card will be voted in accordance with management's recommendations on Proposals Nos. 1 and 2, which are described in detail elsewhere in this Proxy Statement. In addition, all properly completed and timely returned or electronically submitted proxy cards will be voted by the proxyholders in their discretion for any other matters properly and timely submitted for a vote at the Annual Meeting.

        Only holders of our common stock at the close of business on April 8, 2013, the record date, will be entitled to notice of and to vote at the Annual Meeting. As of that date, we had 40,486,028 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share.

        The cost of soliciting proxies, including expenses incurred in connection with preparing and mailing this Proxy Statement and the proxy card and maintaining the Internet access for such materials and the submission of proxies will be borne by us. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners of our common stock. We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, electronic facsimile transmission and other electronic means, and personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such solicitation. We have retained Wells Fargo Shareowner Services to assist in the distribution of proxies for a fee estimated to be approximately $5,000 plus reasonable out-of-pocket expenses.

        Copies of our 2012 Annual Report on Form 10-K filed with the SEC on March 11, 2013 are being mailed to stockholders with this Proxy Statement and these documents can also be viewed on the investors section of our website, www.mosys.com. Additional copies of our 2012 Annual Report on Form 10-K, excluding exhibits, may be obtained by any stockholder, without charge, by sending an e-mail to priv_ir@mosys.com or by written request addressed to: MoSys, Inc., 3301 Olcott Street, Santa Clara, California 95054, Attention: Investor Relations.

REVOCABILITY OF PROXIES

        You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to our Secretary, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to MoSys, Inc., 3301 Olcott Street, Santa Clara, California 95054, Attention: Secretary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 4, 2013

        This Proxy Statement, the proxy card and our 2012 Annual Report on Form 10-K are available at www.mosysinc.com/proxy/proxymaterials.html.

 BOARD OF DIRECTORS

Directors

        Our bylaws provide that the number of directors is determined by resolution of the board of directors and can be changed by approval of the stockholders or a majority of the directors. Our board of directors currently consists of six directors. Each director is elected to serve until the next annual meeting of stockholders and until the election and qualification of his or her successor or his or her earlier resignation or removal.

        The names of our directors, including five nominees to be elected at the Annual Meeting, and certain information about each of them, are set forth below. Mr. James Kupec is pursuing a new employment opportunity, will be resigning from the board of directors prior to the date of the Annual Meeting and hence will not stand for reelection at the Annual Meeting. Prior to the Annual Meeting, the board of directors will adopt a resolution reducing the size of our board to five directors.

Name	Age	Position(s) with the Company
Leonard Perham	69	Chief Executive Officer, President and Director
Tommy Eng(1)(3)	55	Director
Chi-Ping Hsu(2)(3)	58	Director
James D. Kupec(1)(2)(3)	58	Director
Stephen L. Domenik(2)	61	Director
Victor K. Lee(1)	56	Director

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Technology Strategy Committee

        The principal occupations and positions for at least the past five years of our directors are described below. There are no family relationships among any of our directors or executive officers.

        Len Perham.    Mr. Perham was appointed to be our chief executive officer and president and a member of our board of directors in November 2007. Mr. Perham was one of the original investors in MoSys and initially served on our board of directors from 1991 to 1997. In 2000, Mr. Perham retired from Integrated Device Technology, Inc., where he served as chief executive officer from 1991 to 2000 and as president and a board member from 1986. From March 2000 to February 2012, Mr. Perham served as a member of or chairman of the board of directors of NetLogic Microsystems, Inc., a fabless semiconductor company. Mr. Perham also has been a private investor holding officer and director positions with various private companies. Mr. Perham holds a B.S. in electrical engineering from Northeastern University. We believe that Mr. Perham's qualifications to serve as a director include his tenure as our chief executive officer and as a member of the board of directors, during which time he has gained a unique and extensive understanding of our company, our business and our long term strategy, and his experience in the semiconductor industry generally.

        Tommy Eng.    Mr. Eng was appointed to our board of directors in August 2004. Mr. Eng is a founding partner of EXA Ventures, a venture capital investment firm specializing in IT, semiconductor, communication, multimedia technology/services/content, software, and the incubation of early stage technology companies. Mr. Eng has been an investor holding officer and director positions with various private companies. Prior to founding EXA Ventures, Mr. Eng was an entrepreneur and executive in the semiconductor, software and communication industries. Mr. Eng held various executive and engineering positions at Tera Systems, Mentor Graphics, Silicon Compiler Systems, and Bell Labs. Mr. Eng holds a B.S.

in electrical engineering from Polytechnic University in New York and a M.S. in electrical engineering from the University of California at Berkeley. We believe that Mr. Eng's qualifications to serve on the board of directors include his extensive business experience, including senior management positions at several different companies in the semiconductor industry. He brings strategic and technical insight to the board of directors.

        Chi-Ping Hsu.    Dr. Hsu was appointed to our board of directors in August 2004. Since April 2003, Dr. Hsu has held executive positions at Cadence Design Systems, an electronic design automation software and engineering services company, most recently as senior vice president of the Silicon Realization Group. From November 2001 to April 2003, Dr. Hsu was president and chief operating officer of Get2Chip, a supplier of high-performance system-on-chip synthesis, which was acquired by Cadence. A graduate of the Taiwan National University with a B.S. in electrical engineering, Dr. Hsu also holds a Ph.D. in electrical engineering and computer science from the University of California at Berkeley. We believe that Dr. Hsu's qualifications to serve on the board of directors include his extensive business experience having held senior management positions at several different companies in the semiconductor and electronic design automation software industries. He brings strategic and operational insight to the board of directors.

        James D. Kupec.    Mr. Kupec was appointed to our board of directors in August 2004. Mr. Kupec is currently a consultant in the semiconductor industry, where he has worked for over 35 years. He was previously senior vice president of worldwide sales and marketing at GLOBALFOUNDRIES, Inc., a semiconductor foundry from March 2009 to October 2011. Previously, from September 2004 until March 2009, Mr. Kupec served as chief operating officer of eSilicon Corporation, a custom semiconductor chip supplier. Mr. Kupec has held senior management positions including vice president of Cypress Semiconductor, a public semiconductor company, chief executive officer of Ammocore, a privately-held electronic design automation company, and president of UMC-USA, a semiconductor foundry. Mr. Kupec holds a B.S. in electrical engineering from the University of Illinois and a M.B.A. from Southern Methodist University. Mr. Kupec has advised us that he will be resigning from the board of directors and will not be standing for reelection at the Annual Meeting.

        Stephen L. Domenik.    Mr. Domenik was appointed to our board of directors in June 2012. Since 1995, Mr. Domenik has been a general partner with Sevin Rosen Funds, a venture capital firm, and serves on the boards of directors of various private companies. Since August 2010, Mr. Domenik has served on the board of directors of Pixelworks, Inc. He also served on the board of directors of NetLogic Microsystems, Inc. from January 2001 until it was acquired in February 2012. Mr. Domenik holds a B.S. in Physics and a M.S.E.E. from the University of California at Berkeley. We believe that Mr. Domenik's qualifications to serve on the board of directors include his extensive business experience, having held senior management positions at several companies in the semiconductor industry and having served on the boards of directors of multiple public semiconductor companies. In addition, he has considerable relevant experience in corporate investments and the strategic development of high-technology companies.

        Victor K. Lee.    Mr. Lee was appointed to our board of directors in June 2012. Mr. Lee is currently a consultant in the semiconductor industry. Since September 2006, Mr. Lee has served on the board of directors of Monolithic Power Systems, Inc. Mr. Lee served as chief financial officer of Ambarella, Inc., a fabless semiconductor company from August 2007 to March 2011. From December 2002 through June 2007, Mr. Lee served as chief financial officer and secretary of Leadis Technology, Inc., a fabless semiconductor company. Prior to 2002, Mr. Lee held various financial positions at SINA Corporation, VLSI Technology, Inc. and Advanced Micro Devices, Inc. Mr. Lee holds a B.S. in Industrial Engineering and Operations Research and a M.B.A. from the University of California at Berkeley. We believe that Mr. Lee's qualifications to serve on the board of directors include his extensive business experience, having held senior financial management positions at several companies in the semiconductor industry and having served on the board of directors of a public semiconductor company. Mr. Lee is also capable of providing our board of directors with valuable insight into financial management and disclosure issues relevant to our business.

 CORPORATE GOVERNANCE

Director Independence

        Our board of directors has determined that each of the current directors, with the exception of Mr. Perham, is "independent," as defined by the listing rules of the NASDAQ Stock Market, or NASDAQ, and the rules and regulations of the Securities and Exchange Commission, or SEC. Our board of directors has standing Audit and Compensation Committees, each of which is comprised solely of independent directors in accordance with the NASDAQ listing rules. No director qualifies as independent unless the board of directors affirmatively determines that he has no direct or indirect relationship with us that would impair his independence. We independently review the relationship of the Company to any entity employing a director or on whose board of directors he is serving currently.

Audit Committee

        Our board of directors established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes and audits of our financial statements. The Audit Committee also is charged with reviewing reports regarding violations of our code of ethics and complaints with respect thereto, and internal control violations under our whistleblower policy are directed to the Chairman of the Audit Committee. The responsibilities of our Audit Committee are described in the Audit Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.mosys.com.

        Messrs. Lee, Eng and Kupec are the members of the Audit Committee. All are independent as determined in accordance with Rule 5605(a)(2) of the NASDAQ listing rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. Lee serves as chairman and has been designated by the board of directors as the "audit committee financial expert," as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended, and the Exchange Act. That status does not impose on him duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of the Audit Committee and the board of directors, however. The Audit Committee has delegated authority to Mr. Lee for review and approval of non-audit services proposed to be provided by our independent auditors. We anticipate that after the departure of Mr. Kupec, Mr. Domenik will become a member of the Audit Committee.

Compensation Committee

        Messrs. Domenik, Hsu and Kupec are the members of the Compensation Committee, with Mr. Kupec serving as the chairman. We anticipate that after the departure of Mr. Kupec, the size of the Compensation Committee will be reduced to two directors, and Mr. Domenik will become chairman of the Compensation Committee.

        Our Compensation Committee does not have a charter; rather, its duties and obligations have been specified by the board of directors. The Compensation Committee is responsible for reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers and directors. Our Compensation Committee also has the principal responsibility for the administration of our equity incentive and stock purchase plans.

Technology Strategy Committee

        Our board of directors established the Technology Strategy Committee in August 2004 to oversee the development, planning and implementation of our long-term intellectual property strategy. Messrs. Eng, Hsu and Kupec are the current members of the Technology Strategy Committee. Mr. Eng is chairman of this committee. This committee does not meet regularly but it, or its members, confers with management informally from time to time. We anticipate that after the departure of Mr. Kupec, the size of the Technology Strategy Committee will be reduced to two directors.

Nominations Process

        We do not have a nominating committee. Instead of having such a committee, our board of directors historically has appointed all of the independent directors on our board to search for and evaluate qualified individuals to become nominees for director and board committee members. The independent directors recommend candidates for nomination for election or reelection for each annual meeting of stockholders and, as necessary, to fill vacancies and newly created directorships, and evaluate candidates for appointment to and removal from committees. The independent directors operate in this capacity under authority granted by resolution of the board of directors, rather than by charter.

        When new candidates for our board of directors are sought, the independent directors evaluate each candidate for nomination as director within the context of the needs and the composition of the board of directors as a whole. The independent directors conduct any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our board of directors generally seeks to identify individuals with diverse, yet complementary backgrounds. Although we have no formal policy regarding diversity, our directors consider both the personal characteristics and experience of director nominees, including each nominee's independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the board of directors and the Company. The board of directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and must have the experience and ability to analyze the complex business issues facing MoSys, and specifically, the issues inherent in the semiconductor industry. In addition to business expertise, the board of directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. To date, we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates.

        Our independent directors will consider candidates for nomination as director who are recommended by a stockholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a stockholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any stockholder or group of stockholders owning more than 5% of our common stock. When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws. To consider a candidate recommended by a stockholder for nomination at the 2014 Annual Meeting of Stockholders, the recommendation must be delivered or mailed to and received by our Secretary within the time periods discussed elsewhere in this proxy statement under the heading "Stockholder Proposals for 2014 Annual Meeting." The recommendation must include the information specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

  •
  The stockholder's name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

  •
  The stockholder's reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

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  The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

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  A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and

  •
  Information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee's age, business experience for the past five years and any other directorships held by the nominee.

        The information listed above is not a complete list of the information required by our bylaws. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

Board Leadership Structure

        Our bylaws provide the board of directors with flexibility to combine or separate the positions of chairman of the board of directors and chief executive officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Currently, the board of directors has not appointed a chairman or lead independent director. From time to time, each of the independent directors works with Mr. Perham to perform a variety of functions related to our corporate governance, including coordinating board of directors activities, setting the agenda for meetings (in consultation with Mr. Perham, as necessary or appropriate) and ensuring adequate communication between the board of directors and management. Our Audit Committee, which oversees critical matters such as our relationship with our auditors, financial reporting practices and system of disclosure controls and internal controls over financial reporting, and our Compensation Committee, which oversees our executive compensation program, each consists entirely of independent directors.

Risk Oversight

        The board of directors is actively involved in the oversight of risks, including strategic, credit, liquidity, operational and other risks, which could affect our business. The board of directors does not have a standing risk management committee, but administers this oversight function directly through the board of directors as a whole and through its committees, which oversee risks relevant to their respective functions. For example, the Audit Committee assists the board of directors in its risk oversight function by reviewing and discussing with management our compliance with accounting principles, financial reporting practices, system of disclosure controls and internal controls over financial reporting and the treasury function, including management of our cash and investments. The Compensation Committee assists the board of directors in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements and employee benefit plans. The Technology Strategy Committee advises management on risks associated with the development, planning and implementation of our long-term intellectual property strategy and new product initiatives, as well as important intellectual property transactions. The full board of directors considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. The board of directors and each committee administers its respective risk oversight function by evaluating management's monitoring, assessment and management of risks, including steps taken to limit our exposure to known risks, through regular interaction with our senior management and in board and committee deliberations that are closed to members of management. The interaction with management occurs not only at formal board and committee meetings but also through periodic and other written and oral communications.

Stockholder Communications with the Board

        Stockholders who desire to communicate with the board of directors, or a specific director, may do so by sending the communication addressed to either the board of directors or any director, c/o MoSys, Inc., 3301 Olcott Street, Santa Clara, California 95054. These communications will be delivered to the board of directors, or any individual director, as specified.

Annual Meeting Attendance

        We have a policy of encouraging each director to attend the annual meeting of stockholders, but attendance is not required. Mr. Perham, who is also our president and chief executive officer, attended the 2012 Annual Meeting of Stockholders.

Meetings of the Board and Committees

        During 2012, there were six meetings of the board of directors, four meetings of the Audit Committee and three meetings of the Compensation Committee. Each director attended at least 83% of the total number of meetings of the board of directors. The Audit Committee members attended all of the Audit Committee meetings. The Compensation Committee members attended 100% of the meetings held in 2012, with the exception of Mr. Hsu, who attended 67% of the meetings. The board of directors and the Compensation Committee also acted at times by unanimous written consent, as authorized by our bylaws and the Delaware General Corporation Law. The Technology Strategy Committee held no formal meetings during 2012.

Compensation Committee Interlocks and Insider Participation

        During 2012, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving as a member of our board of directors or Compensation Committee. Messrs. Domenik, Hsu and Kupec, the Compensation Committee members, were not officers or employees of ours during 2012 or at any other time.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 received during 2012 (and any written representations to us by such persons) received with respect to fiscal year 2012, we believe that all directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during 2012.

Code of Ethics

        We have adopted a code of ethics that applies to all of our employees. The code of ethics is designed to deter wrongdoing and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosures in reports and documents submitted to the SEC and other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code and accountability for adherence to such code.

        The code of ethics is available on our website, www.mosys.com. If we make any substantive amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer or Chief Financial Officer, or persons performing similar functions, where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website.

 DIRECTOR COMPENSATION

        The following table summarizes the compensation we paid to our non-employee directors in 2012:

Name	Option Awards ($)(1)(2)	Total ($)
Tommy Eng	17,660	17,660
Chi-Ping Hsu	17,660	17,660
James D. Kupec	35,320	35,320
Stephen L. Domenik	63,662	63,662
Victor K. Lee	81,322	81,322
Carl E. Berg(3)	—	—

(1)
Option award amounts reflect the aggregate grant date fair value with respect to stock options granted to the non-employee directors, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option awards are set forth in the notes to the audited consolidated financial statements included in our 2012 Annual Report on Form 10-K. These amounts do not reflect actual compensation earned or to be earned by our non-employee directors. Option award amounts consist of: an option granted to Mr. Eng on July 19, 2012 to purchase 20,000 shares, with a grant date fair value of $17,660; an option granted to Dr. Hsu on July 19, 2012 to purchase 20,000 shares, with a grant date fair value of $17,660; two options granted to Mr. Kupec on July 19, 2012, each to purchase 20,000 shares and each with a grant date fair value of $17,660; two options granted to Mr. Domenik on July 19, 2012, one to purchase 120,000 shares, with a grant date fair value of $184,008, and the other to purchase 20,000 shares, with a grant date fair value of $17,660; and three options granted to Mr. Lee on July 19, 2012, one to purchase 120,000 shares, with a grant date fair value of $184,008, and two options to purchase 20,000 shares, each with a grant date fair value of $17,660.

(2)
As of December 31, 2012, our non-employee directors held outstanding options to purchase the following number of shares of our common stock: Tommy Eng, 300,000; Chi-Ping Hsu, 220,000; James D. Kupec, 240,000; Stephen L. Domenik, 140,000 and Victor K. Lee, 160,000.

(3)
Mr. Berg served on our board of directors through June 4, 2012.

        In 2012, members of our board of directors did not receive any cash compensation for their service as directors. Pursuant to our 2010 Equity Incentive Plan (the "2010 Plan"), on July 19, 2012, we granted options to purchase 20,000 shares to each of Messrs. Eng, Hsu, Kupec, Domenik and Lee at an exercise price of $3.09 per share. These options vest in full on the first anniversary of the date of grant. The 2010 Plan permits the board of directors to establish by resolution the number of shares, up to a maximum of 40,000 each year for each non-employee director, to be covered by annual option grants or other awards to our non-employee directors for each year of service on our board. The awards will be granted at the first regular meeting of the board of directors following the date of each annual meeting of stockholders and vest in full on the first anniversary of the grant date, subject to continuous service during the period. Historically, the annual award to a director was an option to purchase 20,000 shares of common stock, and, in 2012, the board of directors determined that, although the 2010 Plan permits annual award grants of up to 40,000 shares, the annual award for service on the board of directors should continue to be an option to purchase 20,000 shares. The 2010 Plan also provides that each non-employee director shall be granted an award to acquire up to 120,000 shares upon his or her initial appointment or election to our board of directors, vesting over a four-year period at the rate of one fourth of the total number of shares each year, subject to the non-employee director's continuous service on the board, with the exercise price of the award equal to 100% of the fair market value of a share of common stock on the date that he becomes a director. Messrs. Domenik and Lee were newly elected board members in 2012, and, therefore, each was granted an option to purchase 120,000 shares. The 2010 Plan also provides that each non-employee director shall be granted an award to purchase up to 20,000 shares for his or her role as chairperson of the Compensation and Audit Committees. Messrs. Kupec and Lee were chairmen of the Compensation and Audit Committees, respectively, in 2012, and, therefore, each was granted an option to purchase 20,000 shares for their service in this capacity. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting of all director options would accelerate as to 100% of the unvested shares subject to the award. All awards to directors have a term of not longer than six years. The 2010 Plan also permits a disinterested majority of the board of directors, in its discretion, to authorize additional shares to be awarded or granted under stock options to committee chairs and other non-employee directors for extraordinary service on the board. The exercise price per share under each such discretionary option grant is equal to the fair market value of a share of our common stock on the date of grant on the principal trading market for our common stock at the time of grant, which is the NASDAQ Global Market, or the Nasdaq GM.

EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

        The Compensation Committee of the board of directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The board of directors has delegated to the Compensation Committee the responsibility for determining our compensation policies and procedures for senior management, including the named executive officers, periodically reviewing these policies and procedures, and making recommendations concerning executive compensation to be considered by the full board of directors, when such approval is required under any of our plans or policies or by applicable laws. The Compensation Committee also has the principal responsibility for the administration of our stock plans, including the approval of stock option grants to the named executive officers.

        The compensation received by our named executive officers in fiscal year 2012 is set forth in the Summary Compensation Table, below. For 2012, the named executive officers included Leonard Perham, President and Chief Executive Officer, James Sullivan, Vice President of Finance and Chief Financial Officer, Thomas Riordan, Chief Operating Officer and Executive Vice President and David DeMaria, Vice President of Business Operations. Mr. DeMaria resigned from the Company in January 2013.

Compensation Philosophy

        In general, our executive compensation policies are designed to recruit, retain and motivate qualified executives by providing them with a competitive total compensation package based in large part on the executive's contribution to our financial and operational success, the executive's personal performance and increases in stockholder value as measured by the price of our common stock. We believe that the total compensation paid to our executives should be fair, reasonable and competitive.

        We seek to have a balanced approach to executive compensation with each primary element of compensation (base salary, variable compensation and equity incentives) designed to play a specific role. Overall, we design our compensation programs to allow for the recruitment, retention and motivation of the key executives and high-level talent required in order for us to:

  •
  supply high-value and high-quality integrated circuit solutions to our customer base;

  •
  achieve or exceed our annual financial plan and be profitable;

  •
  make continuous progression towards achieving our long-term strategic objectives to be a high-growth company with growing profitability; and

  •
  increase our share price to provide greater value to our stockholders.

Role of Executive Officers in Compensation Decisions

        The chief executive officer ("CEO") makes recommendations based on guidelines for equity and non-equity compensation for executives that have been approved by the Compensation Committee. The Compensation Committee reviews these guidelines annually. The CEO annually reviews the performance of our executives (other than himself) and presents his recommendations for proposed salary adjustments, bonus awards and option grants to the Compensation Committee once a year. In its discretion, the Compensation Committee may accept, modify or reject the CEO's recommendations. Only the Compensation Committee and the board of directors are authorized to approve the compensation for any named executive officer. Compensation of new executives is based on hiring negotiations between the individuals and our CEO and/or Compensation Committee.

Elements of Compensation

        Consistent with our compensation philosophy and objectives, we offer executive compensation packages consisting of the following three components:

  •
  base salary;

  •
  annual incentive compensation; and

  •
  stock option grants.

        In each fiscal year, the Compensation Committee determines the amount and relative weighting of each component for all executives, including the named executive officers. Base salaries are paid in fixed amounts and thus do not encourage risk taking. For 2012, we had no incentive bonus programs.

        Our widespread use of long-term compensation consisting of stock options focuses recipients on the achievement of our longer-term goals. For example, the stock options granted to our executives in 2011 vest in increments over two or four years and will fully vest between 2013 and 2015, and the stock options granted to our non-executive employees vest in increments over four years from the date of grant. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and the use of multi-year vesting schedules help to align our employees' interests even more closely with those of our long-term investors.

  Base Salary

        Because our compensation philosophy stresses performance-based awards, base salary is intended to be a smaller portion of total executive compensation relative to long-term equity. Therefore, we target executive base salary at the median level of the compensation guidelines that have been approved by the Compensation Committee. In addition, the Compensation Committee takes into account the executive's scope of responsibility and significance to the execution of our long-term strategy, past accomplishments, experience and personal performance and compares each executive's base salary with those of the other members of senior management. The Compensation Committee may give different weighting to each of these factors for each executive, as it deems appropriate. The Compensation Committee did not retain a compensation consultant or determine a compensation peer group for 2012. In 2012, there were no changes to the base salaries paid to our named executive officers.

  Annual Incentive Compensation

        The Compensation Committee did not adopt an executive bonus plan for 2012 because the Compensation Committee believed that such a plan should be based on pre-tax profit and none was projected. To date, the Compensation Committee has not adopted an executive bonus plan for 2013 as the Company does not expect to be profitable in 2013. As soon as we achieve profitability on a pre-tax basis, the Compensation Committee intends to implement a bonus plan for our executives.

        During 2012, Mr. DeMaria, our Vice President of Business Operations, had responsibility for our sales efforts and was compensated for these efforts under sales compensation plans. Under his sales compensation plans for 2012 and 2011, we paid Mr. DeMaria a commission of 0.6%, or $32,625, on intellectual property and technology licensing and asset sale transactions in 2012. He also received $16,500 for attaining performance goals related to creating customer demand and improving the sales channel for our integrated circuit products. The Compensation Committee believes these commission arrangements were key elements of Mr. DeMaria's total compensation package, and these types of commission arrangements are typical in our industry. We have a number of significant financial and other controls in place, which are intended to prevent commission-based sales compensation arrangements from creating risks that are reasonably likely to have a material adverse effect on us.

  Stock Options

        Although we do not have a mandated policy regarding the ownership of shares of common stock by officers and directors, we believe that granting stock options to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of our other stockholders on a long-term basis. Our 2010 Plan enables us to grant stock options, as well as other types of stock-based compensation, to our executive officers and other employees. Under authority delegated to it by the board of directors, the Compensation Committee reviews and approves all stock option grants to named executive officers under the 2010 Plan. Typically, the options granted upon the executive's hire vest with respect to one-fourth of the total number of shares subject to the grant on the first anniversary of the grant date and with respect to 1/48th of the shares monthly thereafter. The options granted to executives in connection with an annual performance review typically vest over a four-year period at the rate of 1/48th of the shares monthly. Our general policy is to grant the options with an exercise price equal to fair market value, which currently is the closing price of the common stock on the Nasdaq GM on the grant date.

        We intend to grant equity awards to achieve retention and motivation:

  •
  upon the hiring of key executives and other personnel;

  •
  annually, when we review progress against corporate and personal goals; and

  •
  when we believe that competitive forces or economic conditions threaten to cause our key executives to lose their motivation and/or where retention of these key executives is in jeopardy.

        With the Compensation Committee's approval, we grant options to purchase shares of common stock when we initially hire executives and other employees, as a long-term performance incentive. The Compensation Committee has determined the size of the initial option grants to newly hired executives with reference to existing guidelines and hiring negotiations with the individual, in addition to other relevant information regarding the size and type of compensation package considered necessary to enable us to recruit, retain and motivate the executive.

        Historically, no employee was eligible for an annual performance grant until the employee had worked for us for at least six months. Annual performance reviews are generally conducted in the second quarter of each fiscal year. Our CEO conducts the performance review of the other executives, all of whom report to him, and advises the Compensation Committee of any recommended new option grants. In addition to reviewing the CEO's recommendations for other executives, the Compensation Committee also reviews the CEO's annual performance and determines whether he should be granted an option to purchase additional shares. Aside from option grants in connection with annual performance reviews, we do not have a policy of granting additional options to executives and, consequently, the board of directors and the Compensation Committee have not adopted a policy with respect to granting options in coordination with the release of material non-public information.

        In determining the size of stock option grants in connection with the annual performance reviews of our executives, the Compensation Committee takes into account the executive's current position with and responsibilities to us. In 2012, no stock option grants were made to any of our named executive officers.

        Only the board of directors or the Compensation Committee may approve options or other equity-based compensation to our executives. However, the board of directors has authorized the CEO to approve option grants to employees at the senior director level and below for the purchase of not more than 100,000 shares by any employee during any calendar year. All such grants must be consistent with stock option guidelines approved by the Compensation Committee. The exercise price for such grants must be equal to the closing price of a share of the common stock on the Nasdaq GM on the date of grant.

        Going forward, we intend to continue to evaluate and consider equity grants to our executives on an annual basis. We expect to consider potential equity grants for executives at the same time as we annually review our employees' performance and determine whether to award grants for all employees.

Accounting and Tax Considerations

        Our Compensation Committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. We endeavor to award compensation that will be deductible for income tax purposes. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to "covered" executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. None of the compensation paid to our covered executive officers for the year ended December 31, 2012 that would be taken into account in determining a Section 162(m) limitation exceeded the $1 million limit. Our employee stock option plans and option grants to executives have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of options with an exercise price equal to the fair market value of the shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Compensation Committee does not expect to take any action at this time to modify cash compensation payable to the executive officers that would result in the application of Section 162(m).

Say-on-Pay

        In 2011, we gave our stockholders an opportunity to provide feedback on our executive compensation through an advisory vote at our annual stockholder meeting. Stockholders were asked to approve, on an advisory basis, the compensation paid to our named executive officers. A significant percentage of stockholders indicated approval of the compensation of the named executive officers, with 62% of the shares present or represented by proxy and entitled to vote on such matter voting in favor of the proposal.

        In light of the results of the advisory vote, the Compensation Committee has continued to apply principles that were substantially similar to those applied in 2011 and 2012 in determining compensation policies and decisions and did not make any significant changes to the Company's executive compensation decisions and policies with respect to 2012 executive compensation as a result of the advisory vote in 2011. The Compensation Committee will continue to consider the results of future advisory votes in its compensation policies and decisions.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2012. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2012.

The Compensation Committee of the Board of Directors:
James D. Kupec (Chairman) Chi-Ping Hsu Stephen L. Domenik

 SUMMARY COMPENSATION TABLE

        The following table sets forth compensation information for fiscal years 2012, 2011 and 2010 for each of our named executive officers.

Name and principal position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Leonard Perham(2)	2012	147,443	—	—	147,443
Chief Executive Officer & President	2011	191,667	216,300	—	407,967
	2010	200,000	—	—	200,000
James Sullivan(3)	2012	209,625	—	—	209,625
Chief Financial Officer &	2011	198,047	86,120	—	284,167
Vice President of Finance	2010	195,000	233,359	—	428,359
Thomas Riordan(4)	2012	160,000	—	—	160,000
Chief Operating Officer &	2011	100,000	590,240	—	690,240
Executive Vice President
David DeMaria(5)	2012	220,480	—	49,125	269,605
Vice President of Business Operations	2011	213,767	—	25,314	239,081
	2010	212,000	242,555	43,382	497,937

(1)
Option award amounts reflect the aggregate grant date fair value with respect to stock options granted during the years indicated, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option awards are set forth in the notes to the audited consolidated financial statements included in our 2012 Annual Report on Form 10-K filed with the SEC on March 11, 2013. These amounts do not reflect actual compensation earned or to be earned by our named executive officers.

(2)
In November 2011, Mr. Perham recommended to the Compensation Committee that his annual base salary be reduced from $200,000 to $150,000 effective November 1, 2011. The Compensation Committee accepted Mr. Perham's recommendation, and his annual base salary was reduced to $150,000 effective November 1, 2011.

(3)
In November 2011, our Compensation Committee increased Mr. Sullivan's annual base salary to $209,625, retroactive to July 1, 2011.

(4)
Mr. Riordan became our chief operating officer and executive vice president in May 2011.

(5)
In November 2011, our Compensation Committee increased Mr. DeMaria's annual base salary to $220,480, retroactive to July 1, 2011. Mr. DeMaria earned the amounts listed for him in the non-equity incentive plan compensation column for performance in 2010, 2011 and 2012 pursuant to sales commission and other sales incentive plans. Mr. DeMaria resigned his employment with us in January 2013.

 GRANTS OF PLAN-BASED AWARDS

        No awards were granted in 2012 to any of the named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2012.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price($)	Option Expiration Date(1)
Leonard Perham	800,000	(2)		450,000	(11)	5.61	11/8/14
	108,333	(3)	91,667	—		3.54	11/1/17
James Sullivan	190,000	(4)	—	—		3.73	1/18/18
	63,438	(5)	38,062	—		4.70	6/28/16
	17,708	(6)	32,292	—		3.54	11/1/17
Thomas Riordan	24,998	(7)	15,002	—		4.70	6/28/16
	158,333	(8)	241,667	—		6.06	5/10/17
	100,000	(9)	300,000	—		2.99	12/21/17
David DeMaria	275,000	(10)	—	—		4.57	1/25/14
	65,938	(5)	39,562	—		4.70	1/25/14

(1)
The standard option term is generally six years, but all of the options expire automatically unless exercised within 90 days after the cessation of service as an employee, director or consultant of ours.

(2)
These options were granted pursuant to the terms of an employment offer letter agreement between us and Mr. Perham dated as of November 8, 2007. The shares subject to these options vested over 24 months and were fully vested as of November 8, 2009.

(3)
The stock option was granted on November 1, 2011, and the shares subject to this option vest monthly over 24 months subject to continued employment (or service as a director or consultant).

(4)
The stock option was granted on January 18, 2008 pursuant to the terms of an employment offer letter agreement between us and Mr. Sullivan dated as of December 21, 2007. The shares subject to this option vested over 48 months and were fully vested as of January 18, 2012.

(5)
The stock option was granted on June 28, 2010, and the shares subject to this option vest monthly over 48 months subject to continued employment (or service as a director or consultant).

(6)
The stock option was granted on November 1, 2011, and the shares subject to this option vest monthly over 48 months subject to continued employment (or service as a director or consultant).

(7)
The stock option was granted on June 28, 2010, as compensation for consulting services. The shares subject to this option vest monthly over 48 months subject to continued service as an employee, director or consultant. Subsequently, in May 2011, Mr. Riordan became an employee and the terms of the option were unchanged.

(8)
The stock option was granted on May 10, 2011 pursuant to the terms of an employment offer letter agreement between us and Mr. Riordan dated as of May 9, 2011. The shares subject to this option vest over 48 months, with 25% vesting at the end of the first year of employment and the remaining shares monthly thereafter subject to continued employment (or service as a director or consultant).

(9)
The stock option was granted on December 21, 2011, and the shares subject to this option vest over 48 months, with 25% vesting on the anniversary of the grant date and the remaining shares monthly thereafter subject to continued employment (or service as a director or consultant).

(10)
The stock option was granted on August 18, 2008 pursuant to the terms of an employment offer letter agreement between us and Mr. DeMaria dated as of July 31, 2008. The shares subject to the option vested over 48 months, and were fully vested as of August 18, 2012. Mr. DeMaria resigned his employment with us in January 2013 and entered into a consulting agreement with us to provide transitional services. These options will expire at the end of the term of the consulting agreement.

(11)
Consists of an option for 350,000 shares and an option for 100,000 shares granted on November 8, 2007 pursuant to the terms of an employment offer letter agreement between us and Mr. Perham dated as of November 8, 2007. The option to purchase 350,000 shares vests as to 80% of these shares if the average closing price of our common stock for a 90-day measurement period is at least $10.00 per share, and vests as to the remaining 20% of these shares pro rata for each $0.01 increase in the average price up to $12.00 per share during a 90-day measurement period. The option to purchase 100,000 shares vests as to 50% of the shares if the average closing price of our common stock for a 90-day measurement period is at least $13.00 per share, and as to the remaining 50% of these shares pro rata for each $0.01 increase up to $15.00 per share during a 90-day measurement period. The vesting of such options is subject to Mr. Perham's continued employment (or service as a director or consultant).

 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth the number of shares acquired pursuant to the exercise of options by our named executive officer during 2012 and the aggregate dollar amount realized upon exercise of the options.

	Option Awards
Name	Number of Shares Acquired on Exercise(#)		Value Realized on Exercise($)(1)
James Sullivan	6,919	(2)	3,742

(1)
The aggregate dollar value realized upon the exercise of an option represents the difference between the value of the underlying shares on the date of exercise as measured by the closing price of a share of common stock on the Nasdaq GM on that date and the exercise price of the option, multiplied by the total number of shares acquired.

(2)
These shares were acquired through participation in the Company's 2010 Employee Stock Purchase Plan (the "2010 ESPP").

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND AGREEMENTS

        We have entered into agreements with each of Messrs. Perham, Sullivan, Riordan and DeMaria that provide for benefits in the event of a "Change-in-Control," which is generally defined as:

  •
  an acquisition of 45% or more of our common stock or voting securities by any "person" as defined under the Exchange Act; or

  •
  consummation of a complete liquidation or dissolution of the Company or a merger, consolidation, reorganization or sale of all or substantially all of our assets (collectively, a "Business Combination") other than a Business Combination in which (A) our stockholders receive 50% or more of the stock of the corporation resulting from the Business Combination and (B) at least a majority of the board of directors of such resulting corporation were our incumbent directors immediately prior to the consummation of the Business Combination, and (C) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of ours) who did not own 45% or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45% or more of the stock of such resulting corporation or other entity.

        Except as set forth below, in the event such benefits were triggered by a termination of the named executive officer's employment without cause (as described in the related agreements) within 24 months of a Change-in-Control, as of December 31, 2012 each of our named executive officers would be entitled to:

  •
  any base salary earned but not yet paid through the date of termination;

  •
  any annual or discretionary bonus earned but not yet paid to him for any calendar year prior to the year in which his termination occurs;

  •
  any compensation under any deferred compensation plan of ours or deferred compensation agreement with us then in effect;

  •
  any other compensation or benefits, including without limitation any benefits under long-term incentive compensation plans, any benefits under equity grants and awards and employee benefits under plans that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms of each grant, award or plan;

  •
  reimbursement of any business expenses incurred by him through the date of termination but not yet paid; and

  •
  acceleration of vesting of stock options as follows:

  •
  Mr. Perham would be entitled to the immediate and unconditional vesting of the unvested portion of the option to purchase 200,000 shares granted to him on November 1, 2011;

  •
  Messrs. Sullivan and DeMaria would be entitled to the immediate and unconditional vesting of one year of the remaining then unvested shares subject to options previously granted to them (although Mr. DeMaria resigned his employment with us in January 2013); and

  •
  Mr. Riordan would be entitled to the immediate and unconditional vesting of the lesser of 25% of the shares subject to the options previously granted to him and the number of shares then unvested.

        The Change-in-Control arrangement with Mr. DeMaria terminated upon his resignation from the Company.

        If a Change-in-Control occurred on December 31, 2012, and the employment of each of our named executive officers was terminated without cause immediately following the Change-in-Control, under the agreements we entered into with the named executive officers, the following payments would have been required:

Name	Unused Vacation($)	Stock Option Vesting($)(1)	Total($)
Leonard Perham	—	—	—
James Sullivan	13,334	—	13,334
Thomas Riordan	9,615	49,000	58,615
David DeMaria	16,923	—	16,923

(1)
The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share would be calculated as the excess of the closing price of the common stock on the Nasdaq GM of $3.48 on December 31, 2012 over the exercise price of the option. If the value is less than zero, it is deemed to be zero for the purposes of these calculations.

        If a Change-in-Control occurred on December 31, 2012, and the employment of each of our named executive officers was terminated without cause immediately following the Change-in-Control, under the agreements entered into by us and the current executive officers, the following numbers of option shares would have vested immediately as a result of acceleration on December 31, 2012:

Name	Number of Accelerated Option Shares
Leonard Perham	91,667
James Sullivan	37,875
Thomas Riordan	200,000
David DeMaria	26,375

Employment Agreements

        In addition to the agreements containing the Change-in-Control provisions summarized above, we have entered into our standard form of employment, confidential information, invention assignment and arbitration agreement with each of the named executive officers.

        We also have entered into agreements to indemnify our current and former directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for many expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at our request.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2012 regarding equity compensation plans approved by our security holders and equity compensation plans that have not been approved by our security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in Column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,872,120	$4.05	2,601,205
Equity compensation plans not approved by security holders(2)	3,358,228	$4.29	—

(1)
Consists of 1,265,709 shares of common stock available for future issuance under the 2010 Plan and 1,335,496 shares of common stock available for future issuance under the 2010 ESPP. The 2010 Plan provides for an annual increase of 500,000 shares on January 1 of each year.

(2)
This reflects stock options granted in accordance with Marketplace Rule 5635(c)(4) of the NASDAQ listing rules to new employees as inducements material to their entering into employment with us. Such options have terms ranging from six to ten years. Except for the options granted to Mr. Perham in November 2007 and for the options granted to employees hired as a result of our acquisition of Prism Circuits, Inc. in June 2009, all such options generally vest at the rate of 25% of the shares subject to the option after the first anniversary of the grant date, and as to 1/48th of the total number of shares each month thereafter, subject to continued employment (or service as a director or consultant). The exercise price of all of the outstanding options was equal to the closing price of a share of common stock on the Nasdaq GM on the grant date.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 1, 2013 concerning the ownership of our common stock by:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock (currently our only class of voting securities);

  •
  each of our directors;

  •
  each of the named executive officers; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act, and includes all shares over which the beneficial owner exercises voting or investment power. Shares that are issuable upon the exercise of options, warrants and other rights to acquire common stock that are presently exercisable or exercisable within 60 days of March 1, 2013 are reflected in a separate column in the table below. These shares are taken into account in the calculation of the total number of shares beneficially owned by a particular holder and the total number of shares outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 40,391,414 shares of common stock outstanding as of March 1, 2013.

        Unless otherwise stated, the business address of each of our directors and executive officers listed in the table is 3301 Olcott Street, Santa Clara, California 95054.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (Excluding Outstanding Options)(1)	Number of Shares Issuable on Exercise of Outstanding Options(2)	Percent of Class
Ingalls & Snyder LLC	5,064,242	—	12.5
61 Broadway
New York, NY 10006(3)
1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee	2,304,830	—	5.7
10050 Bandley Drive,
Cupertino, CA 94014(4)
Morgan Stanley Smith Barney LLC	2,185,895	—	5.4
1585 Broadway
New York NY 10036(5)
Directors and Officers:
Leonard Perham	1,141,140	941,667	5.0
Tommy Eng	—	280,000	*
Chi-Ping Hsu	—	200,000	*
James D. Kupec	—	200,000	*
Stephen L. Domenik	—	—	*
Victor K. Lee	—	—	*
James Sullivan	18,757	283,771	*
Thomas Riordan	4,000	353,332	*
David DeMaria	15,000	340,938	*
All current directors and executive officers as a group (9 persons)	1,178,897	2,599,708	9.0

*
Represents holdings of less than one percent.

(1)
Excludes shares subject to outstanding options, warrants or other rights to acquire common stock that are exercisable within 60 days of March 1, 2013.

(2)
Represents the number of shares subject to outstanding options, warrants or other rights to acquire common stock that are exercisable within 60 days of March 1, 2013.

(3)
In a Schedule 13G/A filed with the SEC on January 28, 2013, Ingalls & Snyder LLC ("Ingalls") reported that it had shared dispositive power over all 5,064,242 shares, but no voting authority with respect to any such shares. According to the Schedule 13G/A, these shares include securities owned by clients of Ingalls, a registered broker dealer and a registered investment advisor, in accounts managed under investment advisory contracts.

(4)
Clyde J. Berg is Carl E. Berg's brother, and Kara Berg, Carl Berg's adult daughter, is the sole beneficiary of this trust. Carl E. Berg has no power over voting or investment decisions with respect to any of these shares and disclaims beneficial ownership of them. Carl E. Berg is a former member of our board of directors.

(5)
According to a Schedule 13G filed jointly by Morgan Stanley and Morgan Stanley Smith Barney LLC with the SEC on February 14, 2013: Morgan Stanley had sole voting power over 2,020,105 shares and sole dispositive power over 2,185,895 shares; and Morgan Stanley Smith Barney LLC had sole voting power over 1,981,755 shares and sole dispositive power over 2,147,545 shares.

TRANSACTIONS WITH RELATED PERSONS

        Our Audit Committee Charter requires that the members of our Audit Committee, all of whom are independent directors, review and approve all business transactions between us and a director, officer, affiliate or other related party, as determined by the Audit Committee, including all related party transactions as defined in Item 404 of Regulation S-K promulgated by the SEC.

        In July 2010, we entered into a lease agreement with Mission West Properties, Inc., or the lessor, to lease approximately 47,000 square feet for our corporate headquarters in Santa Clara, California. The lease term is 120 months. We have an option to extend the lease for two additional five-year periods at 95% of the then fair market monthly rent rate. The chief executive officer and chairman of the board of the lessor was Carl Berg, who served as a member of our board of directors, Audit Committee and Compensation Committee until June 2012. For the year ended December 31, 2012, lease payments totaling $728,000 were made to the lessor. In December 2012, Mission West sold the property that we lease to an unrelated third-party. The lease transaction was reviewed by the board of directors and approved by the disinterested members of the Audit Committee in accordance with its charter.

 AUDIT COMMITTEE REPORT

        The Audit Committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. The Audit Committee also monitors the performance of our independent registered public accounting firm, and reviews the audit report on the consolidated financial statements following completion of the audit and our accounting practices with respect to internal accounting and financial controls. Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues they believe should be raised with us. The Audit Committee's responsibilities under the Audit Committee charter adopted by the board of directors effective August 15, 2000 and amended as of February 1, 2006 and February 8, 2008, include the selection or dismissal of our independent registered public accounting firm, review of the scope of the annual audits, and approval of fees to be paid to our independent registered public accounting firm.

        The Audit Committee charter, as amended to date, can be found through the investors section of our website, www.mosys.com.

        From January 1 to June 4, 2012, Messrs. Berg, Eng and Kupec served on the Audit Committee. From June 4 to December 31, 2012, Messrs. Lee, Eng and Kupec served on the Audit Committee. The Audit Committee members are considered independent as determined in accordance with Rule 5605(a)(2) of the NASDAQ listing rules and Rule 10A-3 of the Exchange Act.

        The Audit Committee reviewed and discussed our audited financial statements for fiscal year 2012 with management and Burr Pilger Mayer, Inc., or BPM, our independent registered public accounting firm. The Audit Committee has discussed with BPM matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, "Communications with Audit Committees," as currently in effect. BPM has provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee regarding independence, and the Audit Committee has discussed BPM's independence with members of that firm. We paid BPM $51,000 for audit-related services, which were in addition to the fees for the reviews of our quarterly financial statements and audit of our annual financial statements. The Audit Committee has determined that the rendering of audit and audit-related services by BPM is compatible with maintaining the auditors' independence.

        Based on the discussions with management and BPM concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that our financial statements for the year ended December 31, 2012 be included in its Annual Report on Form 10-K filed with the SEC.

The Audit Committee of the Board of Directors:
Victor K. Lee (Chairman) Tommy Eng James D. Kupec

 PROPOSAL NO. 1:
ELECTION OF DIRECTORS

        At the Annual Meeting, five directors are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

NOMINEES

        Set forth below is information regarding the five nominees for election to our board of directors:

Name	Position(s) with the Company	Year First Elected Director
Leonard Perham	Chief Executive Officer, President and Director	2007
Stephen L. Domenik	Director	2012
Victor K. Lee	Director	2012
Tommy Eng	Director	2004
Chi-Ping Hsu	Director	2004

        Each person nominated has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy.

        The Board of Directors Recommends a Vote "FOR" the Election of All of the Above Nominees.

 PROPOSAL NO. 2:
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2012

        We are asking stockholders to ratify and approve the appointment of Burr Pilger Mayer, Inc., or BPM, as our independent registered public accounting firm for the year ending December 31, 2013. BPM has been our independent registered public accounting firm since 2007.

        The Audit Committee meets with our independent registered public accounting firm at least four times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by the independent registered public accounting firm, as well as the fees charged for such services. The Audit Committee is responsible for pre-approving all auditing services and non-auditing services (other than non-audit services falling within the de minimus exception set forth in Section 10A(i)(1)(B) of the Exchange Act and non-audit services that independent auditors are prohibited from providing to us) in accordance with the following guidelines: (1) pre-approval policies and procedures must be detailed as to the particular services provided; (2) the Audit Committee must be informed about each service; and (3) the Audit Committee may delegate pre-approval authority to one or more of its members, who shall report to the full committee, but shall not delegate its pre-approval authority to management. The Audit Committee has delegated its authority to the Chairman of the Audit Committee to pre-approve requests for audit and non-audit services. Among other things, the Audit Committee or the chairman of the Audit Committee examines the effect that performance of non-audit services may have upon the independence of the auditors. The following table shows the fees billed (in thousands of dollars) to us by BPM for the audit and other services provided for fiscal 2012 and 2011.

	2012	2011
Audit Fees(1)	$387	$433
Audit-Related Fees(2)	51	2

Total(3)	$438	$435

(1)
Audit fees consisted of fees for professional services rendered for the audit of our annual consolidated financial statements, including the audit of our internal control over financial reporting in compliance with regulatory requirements under the Sarbanes-Oxley Act, review of our quarterly financial statements and services normally provided in connection with statutory and regulatory filings.

(2)
Audit-related fees consisted of fees related to the issuance of SEC registration statements and accounting advisory services.

(3)
BPM did not provide any non-audit or other services other than those reported under "Audit Fees" and "Audit Related Fees."

        For fiscal 2012 and 2011, 100% of the audit and audit-related services provided to us by BPM were pre-approved by the Audit Committee in accordance with the guidelines described above.

        In the event the stockholders fail to ratify and approve the Audit Committee's appointment of BPM, the Audit Committee will reconsider its selection. Even if the appointment is ratified and approved, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and the stockholders' best interests.

        Representatives of BPM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The Board of Directors recommends a vote "FOR" the proposal to ratify the Audit Committee's appointment of Burr Pilger Mayer, Inc. to serve as our independent registered public accounting firm for the year ending December 31, 2013.

 STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

        Deadline for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials Pursuant to Rule 14a-8. To be considered for inclusion in our proxy statement relating to the 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act, stockholder proposals must be received no later than December 9, 2013. Such proposals should be delivered to MoSys, Inc., Attn: Secretary, 3301 Olcott Street, Santa Clara, California 95054.

        Requirements for Stockholder Nominations and Stockholder Proposals Outside of Rule 14a-8 to be Brought Before the Annual Meeting. Our bylaws provide that for any stockholder nominations to the board of directors or any stockholder proposals (other than stockholder proposals made in accordance with Rule 14a-8) to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Secretary not less than 90 nor more than 120 calendar days in advance of the anniversary of the previous year's annual meeting of stockholders. To be timely for the 2014 Annual Meeting of Stockholders, a stockholder's notice containing the information specified in our bylaws must therefore be delivered or mailed to and received by our secretary at our principal executive offices between February 4, 2014 and March 6, 2014. However, in the event that the annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date on which the immediately preceding annual meeting of stockholders was called, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to our secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. A copy of the full text of our bylaws, including the provisions dealing with stockholder proposals and stockholder nominations, is available to stockholders upon written request to MoSys, Inc., Attn: Secretary, 3301 Olcott Street, Santa Clara, California 95054.

        In addition, the proxy solicited by the board of directors for the 2014 Annual Meeting of Stockholders will confer discretionary authority to vote on (1) any proposal presented by a stockholder at that meeting for which we have not been provided with notice on or prior to March 6, 2014 and (2) any proposal made in accordance with the bylaw provisions, if the 2014 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

OTHER MATTERS

        Our board of directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our board of directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

        Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ LEONARD PERHAM Leonard Perham Chief Executive Officer and President

Santa Clara, California
April 12, 2013

COMPANY # The Board of Directors Recommends a Vote “FOR” Items 1 and 2. 1. Election of directors: 01 Tommy Eng 04 Victor K. Lee Vote FOR all nominees Vote WITHHELD 02 Chi-Ping Hsu 05 Leonard Perham (except as marked) from all nominees 03 Stephen L. Domenik (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. The ratification of the appointment of Burr Pilger Mayer, Inc. as independent registered public accounting firm for the fiscal year ending December 31, 2013. For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL ONE AND FOR PROPOSAL TWO. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO TRANSACT ANY OTHER BUSINESS AND VOTE ON ANY OTHER MATTERS REFERRED TO IN SEC RULE 14a-4 THAT MAY PROPERLY COME BEFORE THE MEETING. Address Change? Mark box, sign, and indicate changes below: Date _____________________________________ Signature(s) in Box Please sign exactly in the name or names in which you hold your shares of common stock. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give your full title. If signing for a corporate or other entity, please sign in full corporate or other entity name by a duly authorized officer or other agent. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET – www.eproxy.com/mosy Use the Internet to vote your proxy until 12:00 p.m. (CT) on June 3, 2013. PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on June 3, 2013. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

MoSys, Inc. 3301 Olcott Street Santa Clara, CA 95054 proxy This Proxy is Solicited on Behalf of the Board of Directors of MoSys, Inc. The undersigned, revoking any proxy previously given, hereby appoints Mr. Leonard Perham and Mr. James Sullivan as proxies, with the full power of substitution, to vote the shares of the undersigned in favor of each proposal designated on this Proxy Card and to vote the shares of the undersigned in their discretion with respect to other matters that properly come before the 2013 Annual Meeting of Stockholders of MoSys, Inc. on June 4, 2013, and any adjournment of the Annual Meeting. You are encouraged to specify your choice by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendation. This proxy, when properly executed, will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted “FOR ALL NOMINEES” for Proposal 1 and “FOR” Proposal 2. The proxy cannot vote your shares unless you sign this card on the REVERSE SIDE before returning it. PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE; OR UTILIZE THE TELEPHONE OR INTERNET VOTING PROCEDURE AS DESCRIBED ON THE REVERSE SIDE OF THIS FORM. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. See reverse for voting instructions. MoSys, Inc. 2013 ANNUAL MEETING OF STOCKHOLDERS Tuesday, June 4, 2013 9:30 A.M. Corporate Headquarters 3301 Olcott Street Santa Clara, CA 95054

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MOSYS, INC. NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
SOLICITATION AND VOTING PROCEDURES
REVOCABILITY OF PROXIES
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 4, 2013
BOARD OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND AGREEMENTS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
TRANSACTIONS WITH RELATED PERSONS
AUDIT COMMITTEE REPORT
PROPOSAL NO. 1: ELECTION OF DIRECTORS
NOMINEES
PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012
STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING
OTHER MATTERS